OFFICE OF THE SECRETARY OF STATE OF THE STATE OF COLORADO

CERTIFICATE OF DOCUMENT FILED

I,Jena Griswold, as the Secretary of State of the State of Colorado, hereby certify that, according to the records of this office, the attached document is a true and complete copy of the

Combined Statement of Conversion

with Document # 20201695628 of

C3 Capital, Inc.

Colorado Corporation

(Entity ID # 20201100100 )

consisting of5pages.

This certificate reflects facts established or disclosed by documents delivered to this office on paper through 09/04/2020 that have been posted, and by documents delivered to this office electronically through 09/09/2020@ 09:43:10.

I have affixed hereto the Great Seal of the State of Colorado and duly generated, executed, and issued this official certificate at Denver, Colorado on 09/09/2020 @ 09:43:10 in accordance with applicable law. This certificate is assigned Confirmation Number 12583962.

*********************************************End of Certificate*******************************************

Notice: A certificate issued electronically from the Colorado Secretary of State’s Web site is fully and immediately valid and effective. However, as an option, the issuance and validity of a certificate obtained electronically may be established by visiting the Validate a Certificate page of the Secretary of State’s Web site, http://www.sos.state.co.us/biz/CertificateSearchCriteria.do entering the certificate’s confirmation number displayed on the certificate, and following the instructions displayed. Confirming the issuance of a certificate is merely optional and is not necessary to the valid and effective issuance of a certificate. For more information, visit our Web site, http://www.sos.state.co.us/ click “Businesses, trademarks, trade names” and select “Frequently Asked Questions.”

Document must be filed electronically. Paper documents are not accepted.

Fees & forms are subject to change.

For more information or to print copies

of filed documents, visit www.sos.state.co.us.

Colorado Secretary of State

Date and Time: 08/12/2020 08:33 AM ID Number: 20201100100

Document number: 20201695628 Amount Paid: $100.00

Statement of Conversion

ABOVE SPACE FOR OFFICE USE ONLY

filed pursuant to § 7-90-201.7 (3) of the Colorado Revised Statutes (C.R.S.)

1.For the converting entity, its ID number (if applicable), entity name or true name, form of entity, jurisdiction under the law of which it is formed, and principal address are

ID number

Entity name or true name Form of entity Jurisdiction

Street address

20201100100

(Colorado Secretary of State ID number)

C-3, LLC

Limited Liability Company Colorado

8400 East Prentice Avenue

(Street number and name)

Suite 1360

Greenwood Village

_CO80111

Mailing address

(City)(State)(ZIP/Postal Code)

COLORADO   United States

(Province – if applicable) (Country)

P.O. BOX 216

COMB_CONV_PC

Rev. 12/01/2012

(leave blank if same as street address)(Street number and name or Post Office Box information)

KOHLER_WI53044

(City)(State)(ZIP/Postal Code)

  United States .

(Province – if applicable)(Country)

2.The entity name of the resulting entity is  C3 Capital, Inc..

(Caution: The use of certain terms or abbreviations are restricted by law. Read instructions for more information.)

3.The converting entity has been converted into the resulting entity pursuant to section 7-90-201.7, C.R.S.

4.(If applicable, adopt the following statement by marking the box and include an attachment.)

This document contains additional information as provided by law.

5.(Caution: Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.)

(If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.)

The delayed effective date and, if applicable, time of this document are  .

(mm/dd/yyyy hour:minute am/pm)

Notice:

Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that such document is such individual's act and deed, or that such individual in good faith believes such document is the act and deed of the person on whose behalf such individual is causing such document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S. and, if applicable, the constituent documents and the organic statutes, and that such individual in good faith believes the facts stated in such document are true and such document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is identified in this document as one who has caused it to be delivered.

6.The true name and mailing address of the individual causing this document to be delivered for filing are

Werner_Christopher

(Last)(First)(Middle)(Suffix)

2620 N. 40th Street

(Street number and name or Post Office Box information)

Sheboygan

_WI53083

(City)(State)(ZIP/Postal Code)

Sheboygan  United States .

(Province – if applicable)(Country)

(If applicable, adopt the following statement by marking the box and include an attachment.)

This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.

Disclaimer:

This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and

COMB_CONV_PC

Rev. 12/01/2012

are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user’s legal, business or tax advisor(s).

COMB_CONV_PC

Rev. 12/01/2012

Document must be filed electronically. Paper documents are not accepted.

Fees & forms are subject to change.

For more information or to print copies

of filed documents, visit www.sos.state.co.us.

Colorado Secretary of State

Date and Time: 08/12/2020 08:33 AM ID Number: 20201100100

Document number: 20201695628 Amount Paid: $100.00

ABOVE SPACE FOR OFFICE USE ONLY

Articles of Incorporation for a Profit Corporation

filed pursuant to § 7-102-101 and § 7-102-102 of the Colorado Revised Statutes (C.R.S.)

1.The domestic entity name for the corporation is

C3 Capital, Inc. .

(Caution: The use of certain terms or abbreviations are restricted by law. Read instructions for more information.)

2.The principal office address of the corporation’s initial principal office is

Street address

8400 East Prentice Avenue

(Street number and name)

Suite 1360

Greenwood Village

_CO

80111

(City)(State)(ZIP/Postal Code)

COLORADO  United States

(Province – if applicable)(Country)

Mailing address

(leave blank if same as street address)

P.O. BOX 216

(Street number and name or Post Office Box information)

KOHLER

_WI

53044

(City)(State)(ZIP/Postal Code)

    United States .

(Province – if applicable)(Country)

3.The registered agent name and registered agent address of the corporation’s initial registered agent are

Name

(if an individual) or

Thatcher Grayson S.

(Last)(First)(Middle)(Suffix)

(if an entity)

(Caution: Do not provide both an individual and an entity name.)

Street address

17 Cheyenne Mt. Blvd.

(Street number and name)

Colorado Springs

 CO

80906

(City)(State)(ZIP/Postal Code)

Mailing address

(leave blank if same as street address)

(Street number and name or Post Office Box information)

ARTINC_PC

Rev. 8/5/2013

     CO  .

(City)(State)(ZIP/Postal Code)

ARTINC_PC

Rev. 8/5/2013

(The following statement is adopted by marking the box.)

✓The person

appointed as registered agent above has consented to being so appointed.

4.The true name and mailing address of the incorporator are

Name

(if an individual) or

Werner Christopher

(Last)(First)(Middle)(Suffix)

(if an entity)

(Caution: Do not provide both an individual and an entity name.)

Mailing address

2620 N. 40th Street

(Street number and name or Post Office Box information)

Sheboygan

_WI

53083

(City)(State)(ZIP/Postal Code)

Wisconsin  United States .

(Province – if applicable)(Country)

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

The corporation has one or more additional incorporators and the name and mailing address of each additional incorporator are stated in an attachment.

5.The classes of shares and number of shares of each class that the corporation is authorized to issue are as follows.

The corporation is authorized to issue _50,000,000 common shares that shall have unlimited voting rights and are entitled to receive the net assets of the corporation upon dissolution.

Information regarding shares as required by section 7-106-101, C.R.S., is included in an attachment.

6.(If the following statement applies, adopt the statement by marking the box and include an attachment.)

This document contains additional information as provided by law.

7.(Caution: Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.)

(If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.)

The delayed effective date and, if applicable, time of this document is/are  .

(mm/dd/yyyy hour:minute am/pm)

Notice:

ARTINC_PC

Rev. 8/5/2013

Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is named in the document as one who has caused it to be delivered.

ARTINC_PC

Rev. 8/5/2013

8.The true name and mailing address of the individual causing the document to be delivered for filing are

Werner _Christopher

(Last)(First)(Middle)(Suffix)

2620 N. 40th Street

(Street number and name or Post Office Box information)

Sheboygan

_WI

_53083

(City)(State)(ZIP/Postal Code)

Sheboygan  United States .

(Province – if applicable)(Country)

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.

Disclaimer:

This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user’s legal, business or tax advisor(s).

ARTINC_PC

Rev. 8/5/2013